Product supplement BI To prospectus dated September 29, 2009 and prospectus supplement dated September 29, 2009	Registration Statement No. 333-162195 Dated July 20, 2010 Securities Act of 1933, Rule 424(b)(2)

Autocallable Optimization Securities with Contingent Protection Linked to Reference Stock

General

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Deutsche Bank AG may offer and sell securities linked to the reference stock of an issuer (the “Underlying Stock”) from time to time. As used in this product supplement, the term “reference stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs”). If the Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. This product supplement describes terms that will apply generally to the securities and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below. We refer to such term sheets and pricing supplements generally as pricing supplements. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement shall control.

•	The securities are senior unsecured obligations of Deutsche Bank AG.

•	Payment on the securities is linked to the reference stock, as described herein. The securities are not principal-protected and you may lose your entire investment.

•	For important information about tax consequences, see “U.S. Federal Income Tax Consequences” in this product supplement.

•	The securities will be issued in denominations that will be specified in the relevant pricing supplement. Minimum investment amounts will be specified in the relevant pricing supplement.

•	Investing in the securities is not equivalent to investing in the Underlying Stock.

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The issuer of the Underlying Stock is not an affiliate of ours and is not receiving any of the proceeds of any offering of the securities. The obligations under the securities are our obligations only, and the issuer of any Underlying Stock will have no obligations of any kind under the securities.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant pricing supplement.

Investing in the securities involves a number of risks, including the risk of complete loss of your initial investment. See “Risk Factors” beginning on page 5 of this product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product supplement, the accompanying prospectus supplement and prospectus, or any related pricing supplement. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Deutsche Bank AG

July 20, 2010

In making your investment decision, you should rely only on the information contained or incorporated by reference in the pricing supplement relevant to your investment, this product supplement and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant pricing supplement and this product supplement and with respect to Deutsche Bank AG. We have not authorized anyone to give you any additional or different information. The information in the relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant pricing supplement and this product supplement are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which you should discuss with your professional advisers. You should be aware that the regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities. The relevant pricing supplement, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities under any circumstances in which such offer or solicitation is unlawful.

In this product supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Deutsche Bank AG, including, as the context may require, acting through one of its branches.

We are offering to sell, and are seeking offers to buy, the securities only in jurisdictions where such offers and sales are permitted. Neither this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement constitutes an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. Neither the delivery of this product supplement nor the accompanying prospectus supplement, prospectus or pricing supplement nor any sale made hereunder implies that there has been no change in our affairs or that the information in this product supplement and accompanying prospectus supplement, prospectus and pricing supplement is correct as of any date after the date hereof.

You must (i) comply with all applicable laws and regulations in force in any jurisdiction in connection with the possession or distribution of this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and the purchase, offer or sale of the securities and (ii) obtain any consent, approval or permission required to be obtained by you for the purchase, offer or sale by you of the securities under the laws and regulations applicable to you in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales; neither we nor the agents shall have any responsibility therefor.

SUMMARY TERMS

Underlying Stock	The reference stock designated in the relevant pricing supplement accompanying this product supplement.

Face Amount	The denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Issue Price	100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Call Feature

Unless otherwise specified in the relevant pricing supplement, if the Closing Price of the Underlying Stock on any Observation Date is greater than, or if specified in the relevant pricing supplement, greater than or equal to the Initial Stock Price (or the Call Strike, if applicable), the securities will be automatically called for a cash payment equal to the Call Price applicable to such Observation Date.

Call Price

The Call Price applicable to each Observation Date will be specified in the relevant pricing supplement and will be calculated based on the Call Return and the amount of time the securities have been outstanding.

Call Return	A percentage of the Face Amount to be specified in the relevant pricing supplement.

Call Strike

If applicable, the relevant pricing supplement will specify the minimum Closing Price of the Underlying Stock, referred to as a Call Strike, that triggers an automatic call on an Observation Date and payment of the applicable Call Price. The Call Strike for the Underlying Stock is subject to adjustment upon the occurrence of certain corporate events affecting the Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments.”

Trigger Price	A price of the Underlying Stock to be set forth in the relevant pricing supplement.

Payment at Maturity

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay periodic coupon payments. Instead, if the securities have not been called, you will be entitled to receive a cash amount at maturity, if any, based on the performance of the Underlying, as described below.

Unless otherwise specified in the relevant pricing supplement, your payment at maturity will be calculated as follows:

Payment at Maturity (for securities with an Observation Period)	•

If the securities are not automatically called and the Closing Price of the Underlying Stock is not less than the Trigger Price on any Trading Day during the Observation Period, you will be entitled to receive the Face Amount of your securities at maturity.

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If the securities are not automatically called and the Closing Price of the Underlying Stock is less than the Trigger Price on any Trading Day during the Observation Period, you will lose 1% of the Face Amount of your securities for every 1% that the Final Stock Price is less than the Initial Stock Price. Under these circumstances, your payment at maturity will be calculated as follows:

Face Amount + (Face Amount x Underlying Stock Return)

In this scenario, if the securities are not automatically called, you will lose some or all of your initial investment at maturity if the Closing Price of the Underlying Stock is less than the Trigger Price on any Trading Day during the Observation Period and the Underlying Stock Return is negative.

Payment at Maturity (for securities without an Observation Period)	•

If the securities are not automatically called and the Closing Price of the Underlying Stock is not less than the Trigger Price on the Final Valuation Date, you will receive the Face Amount of your securities at maturity.

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If the securities are not automatically called and the Closing Price of the Underlying Stock is less than the Trigger Price on the Final Valuation Date, you will lose 1% of the Face Amount of your securities for every 1% that the Final Stock Price declines below the Initial Stock Price. Under these circumstances, your payment at maturity will be calculated as follows:

Face Amount + (Face Amount x Underlying Stock Return)

In this scenario, if the securities are not automatically called, you will lose some or all of your investment at maturity if the Closing Price of the Underlying Stock is less than the Trigger Price on the Final Valuation Date.

Alternatively, if specified in the relevant pricing supplement, the above Payment at Maturity calculations, including whether or not the price of the Underlying Stock is less than the Trigger Price, may be determined using an Intraday Price (as defined herein) rather than a Closing Price.

Underlying Stock Return	Unless otherwise specified in the relevant pricing supplement, the Underlying Stock Return will be equal to:

Final Stock Price – Initial Stock Price

Initial Stock Price

Initial Stock Price	A price per share of the Underlying Stock which will be specified in the relevant pricing supplement.

Final Stock Price

The Closing Price on the Final Valuation Date or the arithmetic average of the Closing Prices on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Observation Date(s)	A date or dates on which the securities may be subject to an automatic call, as set forth in the relevant pricing supplement.

Call Settlement Dates	Unless otherwise specified in the relevant pricing supplement, the third business day following the corresponding Observation Date.

Observation Period

Unless otherwise specified in the relevant pricing supplement, the period commencing on (but excluding) the trade date (which will be specified in the relevant pricing supplement) to (and including) the Final Valuation Date.

Maturity Date

As specified in the relevant pricing supplement. The Maturity Date of the securities is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Valuation Date(s)

The Final Stock Price will be calculated on a single date, which we refer to as the “Final Valuation Date,” or on several dates, each of which we refer to as an “Averaging Date,” as specified in the relevant pricing supplement.

We refer to the Observation Dates, Final Valuation Date and Averaging Dates generally as “Valuation Dates” in this product supplement. Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates.”

Conflicts of Interest

We own, directly or indirectly, all of the outstanding equity securities of Deutsche Bank Securities Inc. (“DBSI”). Any offering in which DBSI participates will be conducted in compliance with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest).”

RISK FACTORS

Your investment in the securities will involve certain risks. The securities do not pay any coupons or guarantee the return of any of your initial investment at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Underlying Stock. In particular, you may lose some or all of your initial investment at maturity if the Underlying Stock depreciates over the term of the securities, as specified in the relevant pricing supplement. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities. The securities are not principal protected, and you could lose all of your initial investment. You should consider carefully the following discussion of risks, together with the risk information contained in the prospectus supplement, the prospectus and the relevant pricing supplement before you decide that an investment in the securities is suitable for you.

The securities do not provide for coupon payments or guarantee the return of your initial investment at maturity.

The securities do not provide for coupon payments or guarantee any return of your initial investment. If the securities have not been automatically called, the return on the securities is linked to the performance of the Underlying Stock and the amount payable to you at maturity, if any, will be determined pursuant to the terms described in this product supplement and in the relevant pricing supplement. For securities with an Observation Period, if the securities are not automatically called, the Closing Price of the Underlying Stock is less than the Trigger Price on any Trading Day during the Observation Period and the Underlying Stock Return is negative, you will lose some or all of your initial investment at maturity. For securities without an Observation Period, if the securities are not automatically called and the Closing Price of the Underlying Stock is less than the Trigger Price on the Final Valuation Date, you will lose some or all of your investment at maturity.

Payments on the securities are subject to Deutsche Bank’s creditworthiness.

Although the return on the securities will be based on the performance of the Underlying Stock, the payment of any amount due on the securities is subject to the credit risk of Deutsche Bank. An actual or anticipated downgrade in Deutsche Bank’s credit rating or increase in the credit spreads charged by the market for taking our credit risk will likely have an adverse effect on the value of the securities. As a result, our actual and perceived creditworthiness will affect the value of the securities, and in the event we were to default on our obligations, you may not receive any amount owed to you under the terms of the securities.

The securities may be automatically called on any Observation Date.

The securities may be automatically called on any Observation Date, and you will then receive only the Call Price set forth in the relevant pricing supplement. If the securities are called on an Observation Date, you will not receive any payment other than the Call Price due on the corresponding Call Settlement Date, you will not benefit from any subsequent increase in the Underlying Stock as compared to the Initial Stock Price, and you may not be able to reinvest your money in a comparable investment. In addition, because the securities could be called as early as the first Observation Date, the term of your investment could be short, and your return on the securities may not be enough to compensate for any loss in value due to inflation and other factors relating to the value of money over time. Because the securities are our senior obligations, payment of any amount on the securities is subject to our ability to satisfy our obligations as they become due.

Your appreciation potential will be limited to the Call Price.

The appreciation potential of the securities will be limited to the Call Price specified in the relevant pricing supplement, regardless of the performance of the Underlying Stock. The Call Price will equal a fixed amount in cash per security, calculated based on the Call Return and the amount of time the securities have been outstanding. The Call Price may not reflect the full appreciation of the Underlying Stock, which could be significant.

The contingent protection provided by the Trigger Price may terminate during the term of the securities or on the Final Valuation Date, as applicable.

If the securities are not automatically called and the Closing Price of the Underlying Stock on every Trading Day during the Observation Period is greater than or equal to the Trigger Price (for securities with an Observation Period), or the Final Stock Price is greater than or equal to the Trigger Price (for securities without an Observation Period), your initial investment in the securities will be protected, subject to the credit of the Issuer. We refer to this feature as contingent protection. However, if the Closing Price of the Underlying Stock on any Trading Day during the Observation Period or on the Final Valuation Date, as applicable, is less than the Trigger Price, the contingent protection feature will no longer apply and, at maturity you will be fully exposed to any depreciation in the Closing Price of the Underlying Stock. Under these circumstances, you will lose 1% of the Face Amount of your investment for every 1% decline in the Final Stock Price as compared to the Initial Stock Price. For securities with an Observation Period, you will be subject to this potential loss of your initial investment even if the Closing Price of the Underlying Stock subsequently increases such that the Final Stock Price is less than the Initial Stock Price but greater than the Trigger Price. As a result, you will lose some or all of your initial investment if the Final Stock Price is less than the Initial Stock Price.

Investing in the securities is not equivalent to investing in the Underlying Stock.

Investing in the securities is not equivalent to investing directly in the Underlying Stock. Your Payment at Maturity or the Call Price due upon an automatic call will be based on the performance of the Underlying Stock during the term of the securities or on specified dates, but the value of the securities may not track the price of shares of the Underlying Stock, and there may not be a ready secondary market for the securities. It is possible for the value of the shares of the Underlying Stock to increase while the value of the securities declines. You may be forced to hold the securities until their maturity, at which time any advantageous performance of the Underlying Stock may have ceased or been reversed.

You will have no ownership rights in the Underlying Stock.

As an investor in the securities, you will not have any ownership interest or rights in the Underlying Stock, such as voting rights or rights to receive dividend payments or other distributions. If the securities are linked to non-U.S. equity securities issued through depositary arrangements like ADSs, you will not have the rights of owners of such ADSs or the equity securities underlying the ADSs.

We have no affiliation with the issuer of the Underlying Stock.

The issuer of the Underlying Stock is not an affiliate of ours and is not involved in any way in any of our offerings of securities pursuant to this product supplement. Consequently, we have no control over the actions of the issuer of the Underlying Stock, including any corporate actions of the type that would require the calculation agent to adjust the Payment at Maturity or the Call Price due upon an automatic call. The issuer of the Underlying Stock has no obligation to consider your interest as an investor in the securities in taking any corporate actions that might affect the value of your securities. None of the money you pay for the securities will go to the issuer of the Underlying Stock.

Secondary trading may be limited.

Unless otherwise specified in the relevant pricing supplement, the securities will not be listed on any securities exchange. There may be little or no secondary market for the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so or at a price advantageous to you.

Deutsche Bank AG and its affiliates may act as market makers for the securities but are not required to do so. Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates is willing to buy the securities. If at any time Deutsche Bank AG or its affiliates or another agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the Face Amount of the securities, even in cases where the Closing Price of the Underlying Stock has appreciated since the trade date. The securities are not designed to be short-term trading instruments, and, if your securities are not automatically called, you should expect to hold your securities until maturity. The amount payable at maturity described in the relevant pricing supplement assumes that your securities are held to maturity.

The value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities. We expect that, generally, the price of the Underlying Stock on any day will affect the value of the securities more than any other single factor. However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the price of the Underlying Stock. The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the Underlying Stock, which in turn will be affected by the real and anticipated results of operations of the issuer of the Underlying Stock;

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the dividend rate paid on the Underlying Stock (while not paid to holders of the securities, dividend payments on the Underlying Stock may influence the market price of the Underlying Stock and the market value of options on the Underlying Stock and, therefore, affect the value of the securities);

•	actual or anticipated corporate reorganization events, such as mergers or takeovers, which may affect the issuer of the Underlying Stock;

•	supply and demand for the securities;

•	the expected frequency and magnitude of changes in the market price of the Underlying Stock (volatility);

•	economic, financial, political and regulatory or judicial events that affect the Underlying Stock or stock markets generally;

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if the Underlying Stock is an ADS, the currency exchange rate and volatility of the currency exchange rate between the U.S. dollar and the currency of the country in which the equity security underlying the ADS is traded;

•	interest and yield rates in the market generally;

•	the time remaining to the maturity of the securities; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

No one can accurately predict the future performance of the Underlying Stock based on its historical performance. The value of the Underlying Stock may decrease such that you may not receive any return of your investment.

The inclusion in the original issue price of each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the Payment at Maturity or the Call Price due upon an automatic call will be based on the full Face Amount of your securities as described in the relevant pricing supplement, the original issue price of the securities includes each agent’s commission and the expected cost of hedging our obligations under the securities directly or through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which Deutsche Bank AG or its affiliates will be willing to purchase securities from you in secondary market transactions will likely be lower than the original issue price. In addition, any such price may differ from values determined by pricing models used by Deutsche Bank AG or its affiliates as a result of such compensation or other transaction costs.

One of our affiliates may serve as the depositary for the American Depositary Shares.

One of our affiliates may serve as depositary for some foreign companies that issue ADSs. If the Underlying Stock is an ADS, and one of our affiliates serves as depositary for such ADSs, the interests of our affiliate, as depositary for the ADSs, may be adverse to your interests as a holder of the securities.

For securities linked to the performance of an ADS, fluctuations in exchange rates will affect your investment.

There are significant risks related to an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an equity security that is quoted and traded in a foreign currency. The ADSs, which are quoted and traded in U.S. dollars, may trade differently from its underlying equity security. In recent years, the rates of exchange between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying equity security on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the securities.

We have no control over exchange rates of the currencies relating to foreign securities.

Foreign currency exchange rates can either float or be fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the currency exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in a security that is linked to an ADS, which is quoted and traded in U.S. dollars, representing an underlying equity security that is quoted and traded in a foreign currency.

We will not make any adjustment or change in the terms of the securities in the event that currency exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency. You will bear those risks.

For securities linked to the performance of an ADS, an investment in the securities is subject to risks associated with non-U.S. securities markets.

An investment in the securities linked to the value of ADSs representing interests in non-U.S. equity securities involves risks associated with the securities markets in those countries where the relevant non-U.S. equity securities are traded, including risks of markets volatility, governmental intervention in those markets and cross shareholdings in companies in certain countries. Also, non-U.S. companies are generally subject to accounting, auditing and financial reporting standards and requirements, and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are important differences between the rights of holders of ADSs and the rights of holders of the equity securities of the foreign company.

If your securities are linked to the performance of an ADS, you should be aware that your securities are linked to the price of the ADS and not the underlying equity security, and there exist important differences between the rights of holders of ADSs and the underlying equity security. Each ADS is a security evidenced by American Depositary Receipts that represents a specified number of shares of the common equity of a foreign issuer. Generally, ADSs are issued under a deposit agreement which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADSs, which may be different from the rights of holders of common shares of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common shares that are not passed on to the holders of its ADSs. Any such differences between the rights of holders of the ADSs and holders of the common shares may be significant and may materially and adversely affect the value of the securities.

In some circumstances, the payment you receive on the securities may be based on the common stock of another company and not the Underlying Stock.

Following certain corporate events relating to the Underlying Stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the common stock of a successor to the Underlying Stock issuer or any cash or any other assets distributed to holders of the Underlying Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting alternative property to deliver in the section of this product supplement called “Description of Securities — Anti-dilution Adjustments.”

Anti-dilution protection is limited.

The calculation agent will make adjustments to the Closing Price (and Intraday Price) for certain adjustment events (as defined below) affecting the Underlying Stock, including stock splits and certain corporate actions, such as mergers. The calculation agent is not required, however, to make such adjustments in response to all corporate actions, including if the issuer of the Underlying Stock or another party makes a partial tender or partial exchange offer for the Underlying Stock. If such a dilution event occurs and the calculation agent is not required to make an adjustment, the value of the securities may be materially and adversely affected. See “Description of Securities — Anti-dilution Adjustments” for further information.

We or our affiliates may have economic interests adverse to those of the holders of the securities.

Deutsche Bank AG and other affiliates of ours may trade the Underlying Stock and financial instruments related to the Underlying Stock on a regular basis, for their accounts and for other accounts under their management. Deutsche Bank AG and these affiliates may also underwrite or assist unaffiliated entities in the issuance or underwriting of the Underlying Stock and may issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Underlying Stock. To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities. Any of these trading activities could potentially affect the price of the Underlying Stock and, accordingly, could affect the value of the securities, whether the securities will be automatically called, and the payment you receive at maturity.

We or our affiliates may currently or from time to time engage in business with the issuer of the Underlying Stock, including extending loans to, making equity investments in, or providing advisory services to, it, including merger and acquisition advisory services. In the course of this business, we or our affiliates may acquire non-public information about the issuer of the Underlying Stock, and we will not disclose any such information to you. In addition, one or more of our affiliates may publish research reports or otherwise express views about the issuer of the Underlying Stock. Any prospective purchaser of securities should undertake an independent investigation of the issuer of the Underlying Stock as is in its judgment appropriate to make an informed decision with respect to an investment in the securities.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the Underlying Stock. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may have hedged our obligations under the securities directly or through certain affiliates, and we or they would expect to make a profit on any such hedge. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss. Although they are not expected to, these hedging activities may adversely affect the market price of the Underlying Stock and, therefore, the value of the securities. It is possible that Deutsche Bank AG or its affiliates could receive substantial returns from these hedging activities while the value of the securities declines. Any of the foregoing activities described in this risk factor may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investors in the securities.

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Final Stock Price, the Underlying Stock Return, the Call Price due upon an automatic call and the amount that we will pay you at maturity, as applicable. The calculation agent will also be responsible for determining whether a market disruption event has occurred. In performing these duties, Deutsche Bank AG, London Branch may have interests adverse to the interests of the holders of the securities, which may affect your return on the securities, particularly where Deutsche Bank AG, London Branch, as the calculation agent, is entitled to exercise discretion.

Hedging and trading activity by us or our affiliates could adversely affect the value of the securities.

Deutsche Bank AG and other affiliates of ours will carry out hedging activities related to the securities (and possibly to other instruments linked to the Underlying Stock), including trading in the Underlying Stock as well as in other instruments related to the Underlying Stock. Deutsche Bank AG and some of our other subsidiaries also trade the Underlying Stock and other financial instruments related to the Underlying Stock on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date could potentially affect the price of shares of the Underlying Stock. Additionally, such hedging or trading activities during the term of the securities could adversely affect the value of the Underlying Stock on the Valuation Dates, and, accordingly, the Payment at Maturity or Call Price due upon an automatic call.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly valuing the Underlying Stock or calculating the amount that we are required to pay you at maturity or upon an automatic call. These events may include disruptions or suspensions of trading in the markets as a whole. If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Valuation Dates, Call Settlement Dates, and the Maturity Date will be postponed. It is also possible that, upon the occurrence of any of these events, the calculation agent will determine the Closing Price of an Underlying Stock as set forth under “Description of Securities — Adjustments to Valuation Dates and Payment Dates,” and such Closing Price may differ substantially from the published Closing Price of such Underlying Stock in the absence of such events. As a result, any such market disruption event may adversely affect your return.

Potentially inconsistent research, opinions or recommendations by Deutsche Bank AG may affect the value of the securities.

Deutsche Bank AG or any of its affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the securities. Any such research, opinions or recommendations could affect the value of the shares of the Underlying Stock, and therefore the value of the securities.

Holdings of the securities by our affiliates and future sales may affect the price of the securities.

Certain of our affiliates may purchase some of the securities for investment. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests. In addition, if a substantial portion of the securities held by our affiliates were to be offered for sale in the secondary market, if any, following such an offering, the market price of the securities may fall. The negative effect of such sales on the prices of the securities could be more pronounced if secondary trading in the securities is limited or illiquid.

The U.S. federal income tax consequences of an investment in the securities are unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as prepaid financial contracts that is described in the section of this product supplement entitled “U.S. Federal Income Tax Consequences.” In addition, as described in “U.S. Federal Income Tax Consequences,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Prospective investors should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

DESCRIPTION OF SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of Notes” in the accompanying prospectus supplement and “Description of Debt Securities of Deutsche Bank Aktiengesellschaft” in the accompanying prospectus. A separate pricing supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below. Capitalized terms used but not defined in this product supplement have the meanings assigned to them in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. Unless otherwise specified in the relevant pricing supplement, the term “security“ refers to one of our Autocallable Securities with Contingent Protection Linked to Reference Stock

General

The securities are senior unsecured obligations of Deutsche Bank AG that are linked to the common stock of an issuer as specified in the relevant pricing supplement (the “Underlying Stock“). As used in this product supplement, the term “common stock” includes non-U.S. equity securities issued through depositary arrangements such as American depositary shares (“ADSs“). If the Underlying Stock is an ADS, the term “issuer” refers to the issuer of the shares underlying the ADS. We refer to the shares of common equity represented by an ADS as the “Underlying ADS Stock.” The securities are a series of notes referred to in the accompanying prospectus supplement, prospectus and the relevant pricing supplement. The securities will be issued by Deutsche Bank AG under an indenture among us, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as issuing agent, paying agent and registrar. The securities do not provide for coupon payments and do not guarantee the return of your initial investment at, or prior to, maturity. Instead, at maturity or upon an automatic call you will receive a payment in cash, if any, the amount of which will be determined as set forth in the relevant pricing supplement.

A liquid secondary market for the securities does not exist. Deutsche Bank does not guarantee any secondary market price for the securities. Assuming no changes in market conditions or any other relevant factors, the value of the securities on the date of original issuance will be less than the original Issue Price.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency.

The securities are our senior unsecured obligations and will rank pari passu with all of our other senior unsecured obligations.

The securities will be issued in denominations that will be specified in the relevant pricing supplement. The securities will be represented by one or more permanent global securities registered in the name of The Depository Trust Company (“DTC“) or its nominee, as described under “Description of Notes — Form, Legal Ownership and Denomination of Notes” in the prospectus supplement and “Forms of Securities — Global Securities” in the prospectus.

The specific terms of the securities will be described in the relevant pricing supplement accompanying this product supplement. The terms described in that document should be read as supplementing those described herein and in the accompanying prospectus and prospectus supplement. If the terms described in the relevant pricing supplement are inconsistent with those described herein or in the accompanying prospectus or prospectus supplement, the terms described in the relevant pricing supplement shall control.

We will irrevocably deposit with DTC no later than the opening of business on the applicable date or dates funds sufficient to make payments of the amount payable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Certain Defined Terms

Each term listed below has the meaning given to it for the purpose of this product supplement and the relevant pricing supplement, unless the context otherwise requires or the relevant pricing supplement gives the term a different meaning.

Business Day means unless otherwise specified in the relevant pricing supplement, any day other than a day that (i) is a Saturday or Sunday, (ii) is a day on which banking institutions generally in the City of New York or London, England are authorized or obligated by law, regulation or executive order to close or (iii) is a day on which transactions in dollars are not conducted in the City of New York or London, England.

Call Feature means, unless otherwise specified in the relevant pricing supplement, if the Closing Price of the Underlying Stock on any Observation Date is greater than, or if specified in the relevant pricing supplement, greater than or equal to the Initial Stock Price (or the Call Strike, if applicable), the securities will be automatically called for a cash payment equal to the Call Price applicable to such Observation Date.

Call Price means, an amount applicable to each Observation Date that will be specified in the relevant pricing supplement and will be calculated based on the Call Return and the amount of time the securities have been outstanding.

Call Return means a percentage of the Face Amount to be specified in the relevant pricing supplement.

Call Settlement Date means, unless otherwise specified in the relevant pricing supplement, the third business day following the corresponding Observation Date.

Call Strike if applicable, means the minimum Closing Price of the Underlying Stock that triggers an automatic call on an Observation Date and payment of the applicable Call Price. The Call Strike for the Underlying Stock will be specified in the relevant pricing supplement and is subject to adjustment upon the occurrence of certain corporate events affecting the Underlying Stock. See “Description of Securities — Anti-Dilution Adjustments.”

Closing Price for one share of the Underlying Stock (or one unit of any other security for which a closing price must be determined) on any Trading Day means:

•

if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of the NASDAQ Stock Market, the official closing price), of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act“), on which such Underlying Stock (or any such other security) is listed or admitted to trading, or

•

if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the Financial Industry Regulatory Authority, Inc. (“FINRA“), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on such day,

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the two bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading, or

•

otherwise, if none of the above circumstances is applicable, the mean, as determined by the calculation agent, of the bid prices for the Underlying Stock (or any such other security) obtained from as many dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent.

In each case above, the Closing Price will be adjusted upon the occurrence of certain corporate events affecting the Underlying Stock as described under “Description of Securities — Anti-dilution Adjustments”.

Face Amount means the denomination of the security, which may be $10, $100, $1,000 or another amount per security, as specified in the relevant pricing supplement.

Final Stock Price means the Closing Price on the Final Valuation Date or the arithmetic average of the Closing Prices of the Underlying Stock on each of the Averaging Dates or such other date or dates as specified in the relevant pricing supplement.

Final Valuation Date means the date specified in the relevant pricing supplement.

Initial Stock Price means a price per share of Underlying Stock which will be specified in the relevant pricing supplement.

Intraday Price for one share of Underlying Stock (or one unit of any other security for which an Intraday Price must be determined) at any time during any Trading Day (including at the close) means:

•

if the Underlying Stock (or any such other security) is listed or admitted to trading on a national securities exchange (other than the NASDAQ Stock Market, the most recently reported sale price, regular way, at such time during the principal trading session on such day on the principal national securities exchange registered under the Exchange Act on which the Underlying Stock (or any such other security) is listed or admitted to trading,

•

if the Underlying Stock (or any such other security) is a security of the NASDAQ Stock Market, the most recently reported sale price, regular way, at such time during the principal trading session on such day quoted by the NASDAQ Stock Market,

•	if the Underlying Stock (or any such other security) is not listed or admitted to trading on any national securities exchange but is included in the OTC Bulletin Board Service operated by the FINRA, the most recently reported sale price at such time during the principal trading session on the OTC Bulletin Board Service on such day, or

•

with respect to any such other security, if such security is issued by a foreign issuer and its closing price cannot be determined as set forth in the three bullet points above, and such security is listed or admitted to trading on a non-U.S. securities exchange or market, the most recently reported sale price, regular way, at such time during the principal trading session on such day in the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading.

In each case above, the Intraday Price will be adjusted upon the occurrence of certain corporate events affecting the Underlying Stock as described under “Description of Securities — Anti-dilution Adjustments”.

Issue Price means 100% of the Face Amount, unless otherwise specified in the relevant pricing supplement.

Market Disruption Event means, with respect to the Underlying Stock (or any other security for which a Closing Price must be determined), a determination by the calculation agent in its sole discretion that the occurrence or continuance of one or more of the following events materially interfered or interferes with our ability or the ability of any of our affiliates to effect transactions in the Underlying Stock or any instrument related to the Underlying Stock or to adjust or unwind all or a material portion of any hedge position in the Underlying Stock with respect to the securities:

•

the occurrence or existence of a suspension, material limitation or absence of trading of the Underlying Stock (or such other security) on the primary market for the Underlying Stock (or such other security) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market;

•

a breakdown or failure in the price and trade reporting systems of the primary market for the Underlying Stock (or such other security) as a result of which the reported trading prices for the Underlying Stock (or such other security) during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate;

•

a suspension, material limitation or absence of trading on the primary market for trading in options contracts related to the Underlying Stock (or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable market; or

•	a decision to permanently discontinue trading in the related options contract, or

•

any other event, if the calculation agent determines in its sole discretion that the event materially interfered or interferes with our ability or the ability of any of our affiliates to effect transactions in any Underlying Stock or any instrument related to any Underlying Stock or to adjust or unwind all or a material portion of any hedge position in any Underlying Stock with respect to the securities.

For the purpose of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the Relevant Exchange or market,

•	limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the Securities and Exchange Commission or any other relevant authority of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading,

•	a suspension of trading in futures or options contracts on the Underlying Stock (or such other security) by the primary securities market trading in such contracts, if available, by reason of:

•	a price change exceeding limits set by such securities exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Stock (or such other security), as determined by the calculation agent in its sole discretion.

A “suspension, absence or material limitation of trading” on the primary securities market on which futures or options contracts related to the Underlying Stock (or such other security) are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Observation Date(s) means a date or dates on which the securities may be subject to an automatic call, as set forth in the relevant pricing supplement.

Observation Period means, unless otherwise specified in the relevant pricing supplement, the period commencing on (but excluding) the trade date (which will be specified in the relevant pricing supplement) to (and including) the Final Valuation Date.

Relevant Exchange means the primary U.S. exchange or market for trading for the Underlying Stock (or any security for which a Closing Price or Intraday Price must be determined), or with respect to an equity security underlying an ADS, the primary exchange or market for trading for such security, as specified in the relevant pricing supplement.

Stock Adjustment Factor initially means 1.0 and is subject to adjustment upon the occurrence of certain corporate events affecting the Underlying Stock. See “— Anti-dilution Adjustments” below

Trade Date means the day we price the securities for initial sale to the public (the Trade Date will be specified in the relevant pricing supplement).

Trading Day means a day, as determined by the calculation agent, on which trading is generally conducted on the Relevant Exchange or, with respect to a security issued by a foreign issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is generally conducted on the primary non-U.S. securities exchange or market on which such security is listed or admitted to trading and, in each case, on which a Market Disruption Event has not occurred.

Trigger Price means a price of the Underlying Stock to be set forth in the relevant pricing supplement.

Underlying Stock Return means, unless otherwise specified in the relevant pricing supplement:

Final Stock Price – Initial Stock Price
Initial Stock Price

Call Feature

Unless otherwise specified in the relevant pricing supplement, if the Closing Price of the Underlying Stock on any Observation Date is greater than, or if specified in the relevant pricing supplement, greater than or equal to the Initial Stock Price (or the Call Strike, if applicable), the securities will be automatically called for a cash payment equal to the Call Price applicable to such Observation Date.

Payment at Maturity

Unlike ordinary debt securities, the securities do not guarantee the return of your initial investment at maturity or pay periodic coupon payments. Instead, if the securities have not been called, at maturity you will be entitled to receive a cash amount at maturity, if any, based on the performance of the Underlying Stock.

The relevant pricing supplement may specify an alternative Payment at Maturity calculation which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out in full how your Payment at Maturity is calculated. Unless otherwise specified in the relevant pricing supplement, your payment at maturity will be calculated as follows:

Payment at Maturity (for securities with an Observation Period)

•

If the securities are not automatically called and the Closing Price of the Underlying Stock is not less than the Trigger Price on any Trading Day during the Observation Period, you will be entitled to receive the Face Amount of your securities at maturity.

•

If the securities are not automatically called and the Closing Price of the Underlying Stock is less than the Trigger Price on any Trading Day during the Observation Period, you will lose 1% of the Face Amount of your securities for every 1% that the Final Stock Price declines below the Initial Stock Price. Under these circumstances, your payment at maturity will be calculated as follows:

Face Amount + (Face Amount x Underlying Stock Return)

If the securities are not automatically called, you will lose some or all of your initial investment at maturity if the Closing Price of the Underlying Stock is less than the Trigger Price on any Trading Day during the Observation Period and the Underlying Stock Return is negative.

Payment at Maturity (for securities without an Observation Period)

•

If the securities are not automatically called and the Closing Price of the Underlying Stock is not less than the Trigger Price on the Final Valuation Date, you will receive the Face Amount of your securities at maturity.

•	If the securities are not automatically called and the Closing Price of the Underlying Stock is less than the Trigger Price on the Final Valuation Date, you will lose 1% of the

Face Amount of your securities for every 1% that the Final Stock Price declines below the Initial Stock Price. Under these circumstances, your payment at maturity will be calculated as follows:

Face Amount + (Face Amount x Underlying Stock Return)

If the securities are not automatically called, you will lose some or all of your investment at maturity if the Closing Price of the Underlying Stock is less than the Trigger Price on the Final Valuation Date.

Alternatively, if specified in the relevant pricing supplement, the above Payment at Maturity calculations, including whether or not the price of the Underlying Stock is less than the Trigger Price, may be determined using an Intraday Price (as defined herein) rather than a Closing Price.

Adjustments to Valuation Dates and Payment Dates

A Valuation Date is any Observation Date, Final Valuation Date, Averaging Date, trade date (as that term is defined in the relevant pricing supplement) or other date specified in the pricing supplement on which a price for an Underlying Stock is required and is subject to adjustment as described below.

Upon an adjustment to a Valuation Date other than a trade date, the corresponding Call Settlement Date, the Maturity Date or any other date on which a payment is made to the holder of the securities based on the price of the Underlying Stock on such Valuation Date (together with the Maturity Date, a “Payment Date“) will be adjusted as well. Payment Dates will also be adjusted if they are not Business Days.

The relevant pricing supplement may specify an alternative method of adjustment to Valuation Dates and Payment Dates which applies to a specific issuance of securities. If this is the case, the pricing supplement will set out how the adjustments will occur.

If a security is issued with a term (from but excluding the settlement date to and including the Maturity Date, each as specified in the relevant pricing supplement) of one year or less, the provisions which follow will apply but the Valuation Date and the Maturity Date will not adjust so that the term (calculated as described above) is greater than one year.

Adjustments to Valuation Dates

For the Underlying Stock, the following adjustments will be made for Market Disruption Events and non-Trading Days, as applicable.

If:

(a)	a Valuation Date is not a Trading Day; or

(b)	a Market Disruption Event for the Underlying Stock occurs or is continuing on a Valuation Date,

then the applicable Valuation Date for the Underlying Stock, as applicable, will be postponed to the immediately succeeding Trading Day, on which no Market Disruption Event for the

Underlying Stock occurs or is continuing. The Valuation Date will not be postponed later than the fifth scheduled Trading Day, after the date originally scheduled for such Valuation Date (the “Fifth Day“).

If the Valuation Date is postponed to the Fifth Day and:

(a)	the Fifth Day is not a Trading Day with respect to such Underlying Stock; or

(b)	a Market Disruption Event for the Underlying Stock occurs or is continuing on the Fifth Day,

then, on the Fifth Day the Initial Stock Price or Final Stock Price (as applicable) of the Underlying Stock for which the Fifth Day is not a Trading Day or for which a Market Disruption Event occurs or is continuing on the Fifth Day will be determined by the calculation agent in good faith and in a commercially reasonable manner.

Consequences for Adjustments to Valuation Dates

If the scheduled Payment Date is not a Business Day, then the Payment Date will be the next succeeding Business Day following such scheduled Payment Date. If, due to a Market Disruption Event or otherwise, the Final Valuation Date or final Averaging Date is postponed so that it falls on a day that is less than three Business Days prior to the scheduled Payment Date, the Payment Date will be the third Business Day following such Final Valuation Date or final Averaging Date, as postponed.

We will irrevocably deposit with The Depository Trust Company (“DTC“) no later than the opening of business on the applicable date or dates funds or other property sufficient to make payments of the amount payable or deliveries of property deliverable with respect to the securities on such date. We will give DTC irrevocable instructions and authority to pay such amount or deliver such property to the holders of the securities entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, United States federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in open market transactions or by private agreement.

Anti-dilution Adjustments

Upon the occurrence of certain corporate events, the Closing Price and Intraday Price will be adjusted via the Stock Adjustment Factor, as described below.

The Stock Adjustment Factor, the Initial Stock Price and the Final Stock Price for the Underlying Stock are subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section.

No adjustments to the Stock Adjustment Factor will be required unless the Stock Adjustment Factor adjustment would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the final Valuation Date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the Intraday Price or the Closing Price of the Underlying Stock on any Trading Day during the term of the securities. No adjustments will be made for certain other events, such as offerings of common stock by the issuer of the Underlying Stock for cash or in connection with acquisitions or otherwise or the occurrence of a partial tender or exchange offer for the Underlying Stock by the issuer of the Underlying Stock or any third party.

For purposes of these adjustments, except as noted below, if an ADS is serving as the Underlying Stock, all adjustments to the Stock Adjustment Factor for such Underlying Stock will be made as if the equity security underlying the ADS is serving as the Underlying Stock. Therefore, for example, if the equity security underlying the ADS is subject to a two-for-one stock split and assuming the Stock Adjustment Factor is equal to one, the Stock Adjustment Factor for the Underlying Stock would be adjusted to equal to two. If your securities are linked to an ADS, the term “dividend” used in this section will mean, unless we specify otherwise in the pricing supplement for your securities, the dividend paid by the issuer of the equity security underlying the ADS, net of any applicable foreign withholding or similar taxes that would be due on dividends paid to a U.S. person that claims and is entitled to a reduction in such taxes under an applicable income tax treaty, if available.

If an ADS is serving as the Underlying Stock, no adjustment to the ADS price or the Stock Adjustment Factor, including those described below, will be made if (1) holders of ADSs are not eligible to participate in any of the transactions described below or (2) (and to the extent that) the calculation agent determines in its sole discretion that the issuer or the depositary for the ADSs has adjusted the number of equity securities represented by each ADS so that the ADS price would not be affected by the corporate event in question. However, to the extent that the number of equity securities represented by each ADS is changed for any other reason, appropriate adjustments to the anti-dilution adjustments described herein (which may include ignoring such provision, if appropriate) will be made to reflect such change.

Stock Splits and Reverse Stock Splits

If the Underlying Stock is subject to a stock split or a reverse stock split, then once any split has become effective, the Stock Adjustment Factor relating to the Underlying Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

the number of shares which a holder of one share of the Underlying Stock before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.

Stock Dividends

If the Underlying Stock is subject to a (i) stock dividend, i.e., issuance of additional shares of the Underlying Stock, that is given ratably to all holders of shares of the Underlying Stock, or (ii) distribution of shares of the Underlying Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Underlying Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of additional shares issued in the stock dividend with respect to one share of the Underlying Stock.

Non-cash Dividends and Distributions

If the issuer of the Underlying Stock distributes shares of capital stock, evidences of indebtedness or other assets or property of the issuer of the Underlying Stock to holders of Underlying Stock (other than (i) dividends, distributions and rights or warrants referred to under “— Stock Splits and Reverse Stock Splits” and “— Stock Dividends” above and (ii) cash distributions or dividends referred under “— Cash Dividends” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Underlying Stock and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution.

The “Current Market Price“ of the Underlying Stock means the Closing Price of the Underlying Stock on the Trading Day immediately preceding the ex-dividend date of the cash dividend or distribution requiring an adjustment to the Stock Adjustment Factor.

The “Fair Market Value“ of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange or, if the Underlying Stock is an ADS, on a non-U.S. securities exchange or market, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on the Underlying Stock described in clause (a), (d) or (e) of the section entitled “— Reorganization Events” below that also would require an adjustment under this section shall only cause an adjustment pursuant to clause (a), (d) or (e) under the section entitled “— Reorganization Events.” A distribution on the Underlying Stock described in the section entitled “— Issuance of Transferable Rights or Warrants” that also would require an adjustment under this section shall only cause an adjustment pursuant to the section entitled “— Issuance of Transferable Rights or Warrants”.

Cash Dividends

If the issuer of the Underlying Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of Underlying Stock during any fiscal quarter during the term of the securities, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

•	the prior Stock Adjustment Factor, and

•

a fraction, the numerator of which is the Current Market Price of the Underlying Stock and the denominator of which is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the Underlying Stock distributes to holders of Underlying Stock in excess of the Dividend Threshold.

“Dividend Threshold“ means the amount of any cash dividend or cash distribution distributed per share of the Underlying Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Underlying Stock by more than 10% of the closing price of the Underlying Stock on the Trading Day immediately preceding the ex-dividend date, unless otherwise specified in the relevant pricing supplement.

“Ex-dividend date“ means the first Trading Day on which transactions in the Underlying Stock trade on the Relevant Exchange without the right to receive that cash dividend or other cash distribution.

Issuance of Transferable Rights or Warrants

If the issuer of the Underlying Stock issues transferable rights or warrants to all holders of the Underlying Stock to subscribe for or purchase the Underlying Stock, including new or existing rights to purchase the Underlying Stock at an exercise price per share less than the Closing Price of the Underlying Stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights and warrants pursuant to a shareholder’s rights plan or arrangement, and if the expiration date of such rights or warrants precedes the final Valuation Date of the securities, then the Stock Adjustment Factor will be adjusted on the Business Day immediately following the issuance of such transferable rights or warrants so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor plus the product of:

•	the prior Stock Adjustment Factor, and

•	the number of shares of the Underlying Stock that can be purchased with the cash value of such warrants or rights distributed on one share of the Underlying Stock.

The number of shares that can be purchased will be based on the Closing Price of the Underlying Stock on the date the new Stock Adjustment Factor is determined. Unless we specify otherwise in the pricing supplement for your securities, the cash value of such warrants or rights, if the warrants or rights are traded on a U.S. national securities exchange or, in the case of a Underlying Stock that is an ADS, on a non-U.S. securities exchange or market, will equal the Closing Price of such warrant or right, or, if the warrants or rights are not traded on a U.S. national securities exchange or a non-U.S. securities exchange or market, as applicable, will be determined by the calculation agent and will equal the average (mean) of the bid prices obtained from three dealers at 3:00 p.m., New York City time, on the date the new Stock Adjustment Factor is determined; provided, that if only two such bid prices are available, then the cash value of such warrants or rights will equal the average (mean) of such bids and if only one such bid is available, then the cash value of such warrants or rights will equal such bid.

Reorganization Events

If prior to the final Valuation Date,

(a)	there occurs any reclassification or change of the Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Underlying Stock,

(b)

the issuer of the Underlying Stock, or any surviving entity or subsequent surviving entity of the issuer of the Underlying Stock (a “Successor Entity“), has been subject to a merger, combination or consolidation and is not the surviving entity,

(c)	any statutory exchange of securities of the issuer of the Underlying Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,

(d)	the issuer of the Underlying Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,

(e)

the issuer of the Underlying Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Underlying Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event“), or

(f)

a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of the Underlying Stock and is consummated and completed in full for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event“), then the Payment at Maturity or the Call Price due upon an automatic call will depend on the value of any Exchange Property, as defined below, and if the payment is physically settled, will consist of such Exchange Property. To determine the amount payable to you at maturity or upon any earlier exchange, the calculation agent will do the following:

(i) The calculation agent will determine the cash value of any non-cash property distributed in the Reorganization Event (other than Exchange Traded Securities) and combine this with any cash to determine a “Per Share Cash Amount“;

(ii) The calculation agent will combine the Per Share Cash Amount, if any, with the Exchange Traded Securities a holder of Underlying Stock would hold immediately after the Reorganization Event in respect of a single share of Underlying Stock, if any, to determine the Exchange Property resulting for a single share of Underlying Stock (the “Per Share Exchange Property“);

(iii) The calculation agent will then deem the Per Share Exchange Property to be a share of Underlying Stock for the purposes of determining your Payment at Maturity or the Call Price due upon an automatic call. The value of the Per Share Exchange Property on any day will equal the Closing Price (or Intraday Price, if applicable) for any Exchange Traded Securities plus the Per Share Cash Amount, and the calculation agent will use this value for the purposes of determining whether any triggers, caps, limits or floors (or other similar concepts) have been breached, reached or met and for determining the Payment at Maturity or the Call Price due upon an automatic call by treating such value as if it were the Closing Price (or Intraday Price, if applicable) of the original Underlying Stock;

(iv) The calculation agent may, in its sole discretion, adjust any trigger, cap, limit or floor (or take similar action) to reflect the use of the value of the Exchange Property as opposed to the value of the Underlying Stock in determining the Payment at Maturity or the Call Price due upon an automatic call and with a view to offsetting, to the extent practical, any change in the economic position of the holder and Deutsche Bank AG that results solely from the Reorganization Event;

(v) In the event Exchange Property consists of common equity securities, those securities will, in turn, be subject to the anti-dilution adjustments of the type set forth in this product supplement; and

(vi) At maturity or upon any earlier exchange:

(x)	if the payment is to be physically settled, you will receive the Per Share Exchange Property in lieu of shares of Underlying Stock; and

(y)

if the payment is to be cash settled, you will receive the cash value of the Per Share Exchange Property in lieu of one share of Underlying Stock, using the Closing Price of any Exchange Traded Securities to determine their value.

“Exchange Property“ for each share of Underlying Stock, means any shares of Underlying Stock that continue to be held by the holders of the Underlying Stock, and any securities, cash or any other assets distributed to the holders of the Underlying Stock in, or in connection with, the Reorganization Event distributed in respect of such share of Underlying Stock. You are not entitled to receive any interest on any Exchange Property with the exception of any interest which accrues on the Exchange Property according to the terms of the Exchange Property. In the case of a consummated and completed in full tender or exchange offer or going-private transaction involving Exchange Property, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

“Exchange Traded Securities“ means any securities (including, without limitation, securities of the issuer of the Underlying Stock or securities of foreign issuers represented by American depositary receipts) traded on its Relevant Exchange.

The calculation agent shall be solely responsible for determination and calculation of the Exchange Property if a Reorganization Event occurs and the cash amount due upon exchange of the securities, including the determination of the cash value of any Exchange Property and the Per Share Liquidation Value, if necessary. The calculation agent’s determinations and calculations shall be conclusive absent manifest error.

Delisting of ADSs or Termination of ADS Facility

If an ADS serving as the Underlying Stock is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act or included in the OTC Bulletin Board Service operated by the FINRA, or if the ADS facility between the issuer of the Underlying ADS Stock and the ADS depositary is terminated for any reason, then, on and after the date the ADS is no longer so listed or adjusted to trading on the date of such termination, as applicable (the “Change Date“), the Underlying ADS Stock will be deemed to be the Underlying Stock. The Stock Adjustment Factor will thereafter equal the last value of the Stock Adjustment Factor for the ADS multiplied by the number of shares of the underlying equity securities represented by a single ADS. On and after the Change Date, solely for the purposes of determining the Closing Price or Intraday Price of the underlying equity security, the Initial Stock Price will be converted into the applicable foreign currency using the applicable exchange rate as described below.

In any such case, unless otherwise specified in the relevant pricing supplement, to the extent that a number of shares of Underlying Stock are otherwise due at maturity, we will be deemed to have elected to deliver the Cash Value thereof (payable in U.S. dollars) in lieu of such physical delivery. The calculation agent will determine the applicable exchange rate, which will be equal to (1) the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the final Valuation Date, from three recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), (2) if the calculation agent is unable to obtain three such bid quotations, the average of such bid quotations obtained from two recognized foreign exchange dealers or (3) if the calculation agent is able to obtain such bid quotation from only one recognized foreign exchange dealer, such bid quotation, in each case for the purchase of the applicable foreign currency for U.S. dollars for settlement on the final Valuation Date in the aggregate amount of the applicable foreign currency payable to holders of the securities. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent shall determine the exchange rate in its sole discretion.

Calculation Agent

Deutsche Bank AG, London Branch will act as the calculation agent. The calculation agent will determine, among other things, the Closing Prices and whether an automatic call has occurred, the Underlying Stock Return, the Call Price due upon an automatic call and the Payment at Maturity on the securities. In addition, the calculation agent will determine whether there has been a Market Disruption Event. All determinations made by the calculation agent will be at its sole discretion and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity or upon an automatic call on or prior to 11:00 a.m. on the business day preceding the Maturity Date or the Call Settlement Date, as applicable.

All calculations with respect to the Closing Prices and Underlying Stock Return will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.876545 would be rounded to 0.87655); all dollar amounts related to determination of the payment per security at maturity or upon an automatic call, if any, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid on the aggregate Face Amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Events of Default

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment Upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per security upon any acceleration of the securities shall be determined by the calculation agent and shall be an amount in cash equal to the amount payable at maturity per security as described under the caption “Description of Securities — Payment at Maturity,” calculated as if the date of acceleration were the Final Valuation Date. If the securities have successive Averaging Dates, then the Business Days immediately preceding the date of acceleration shall be the corresponding Averaging Dates. If the securities have scheduled Averaging Dates that are not all on successive Business Days, then the amount due and payable will be calculated as though the Closing Prices of the Underlying for any Averaging Dates scheduled to occur on or after such date of acceleration were the Closing Prices of the Underlying on the date of acceleration.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two Business Days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Modification of the Indenture” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities of Deutsche Bank Aktiengesellschaft — Discharge and Defeasance” are not applicable to the securities, unless otherwise specified in the relevant pricing supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Book-Entry Only Issuance — The Depository Trust Company

The Depository Trust Company, or DTC, will act as securities depositary for the securities. The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). One or more fully-registered global securities certificates, representing the total aggregate Face Amount of the securities, will be issued and will be deposited with DTC. See the descriptions contained in the accompanying prospectus supplement under the headings “Description of Notes — Form, Legal Ownership and Denomination of Notes.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity or upon an automatic call on the securities will be payable and the transfer of the securities will be registrable at the office of Deutsche Bank Trust Company Americas (“DBTCA“) in the City of New York.

DBTCA or one of its affiliates will act as registrar and transfer agent for the securities. DBTCA will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of DBTCA, but upon payment (with the giving of such indemnity as DBTCA may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences of ownership and disposition of the securities. It applies only to an investor who holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended to the date hereof (the “Code”). This discussion is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed Treasury regulations, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described below, possibly with retroactive effect. It does not address all aspects of U.S. federal income taxation that may be relevant to an investor in light of the investor’s particular circumstances or to certain types of investors subject to special treatment under the U.S. federal income tax laws, such as certain former citizens or residents of the United States, certain financial institutions, real estate investment trusts, regulated investment companies, tax-exempt entities, dealers and certain traders in securities, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, persons who hold the securities as a part of a hedging transaction, straddle, conversion or integrated transaction, U.S. holders (as defined below) who have a “functional currency” other than the U.S. dollar, or individual non-U.S. investors who are present in the United States for 183 days or more in the taxable year in which their securities are sold or retired.

Tax Treatment of the Securities

Unless otherwise specified in the applicable pricing supplement, we believe it is reasonable to treat the securities as prepaid financial contracts for U.S. federal income tax purposes, with the consequences described below. Due to the absence of authorities that directly address instruments that are similar to the securities, significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including possible alternative treatments, some of which are discussed below) and with respect to tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Unless otherwise stated, the following discussion assumes that the treatment of the securities as prepaid financial contracts will be respected.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a citizen or resident of the United States; (ii) a corporation created or organized under the laws of the United States or any political subdivision thereof; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment prior to Maturity. You should not recognize taxable income or loss over the term of the securities prior to maturity, other than pursuant to a sale or exchange, as described below.

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities (whether pursuant to an automatic call or otherwise), you will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange or retirement and your tax basis in the securities. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss generally should be capital gain or loss and should be long-term capital gain or loss if you have held the securities for more than one year. The deductibility of capital losses is subject to certain limitations.

Possible Alternative Tax Consequences of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income or loss with respect to the securities. It is possible, for example, that the securities could be treated as debt instruments issued by us. Under this treatment, securities having a term exceeding one year from issuance to maturity (including the last possible date that the securities could be outstanding) would be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you held the securities you would be required to accrue into income “original issue discount” based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, even though we will not be required to make any payment with respect to the securities prior to maturity or a Call Settlement Date, if any. In addition, any income on the sale, exchange or retirement of the securities would be treated as ordinary in character. Moreover, if you were to recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Recently Enacted Legislation

Recently enacted legislation requires certain individuals who hold “debt or equity interests” in any “foreign financial institution” that are not “regularly traded on an established securities market” to report information about such holdings on their U.S. federal income tax returns, generally for tax years beginning in 2011, unless a regulatory exemption is provided. Individuals who purchase the securities should consult their tax advisers regarding this legislation.

Tax Consequences to Non-U.S. Holders

You are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of securities who is: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) a foreign estate or trust.

Sale, Exchange or Retirement of the Securities. Any gain from the sale, exchange or retirement of the securities (whether pursuant to an automatic call or otherwise) should not be subject to U.S. federal income tax, including withholding tax, unless such gain is effectively connected with your conduct of a trade or business in the United States, as described below.

Income Effectively Connected with a Trade or Business in the United States. If you are engaged in a trade or business in the United States, and income from the securities is effectively connected with your conduct of that trade or business, you generally will be taxed in the same manner as a U.S. holder. In this case, you will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the securities, including the possible imposition of a 30% branch profits tax if you are a corporation.

Tax Consequences under Possible Alternative Treatments. Subject to the following paragraph, if the securities were treated as indebtedness, any income from the securities would not be subject to U.S. federal income tax, including withholding tax, provided generally that (i) you certified on IRS Form W-8BEN, under penalties of perjury, that you are not a United States person and otherwise satisfied applicable requirements; and (ii) any income from the securities was not effectively connected with your conduct of a trade or business in the United States.

Recently enacted legislation generally imposes a withholding tax of 30% on payments made after December 31, 2012 to certain foreign entities (including financial intermediaries) of interest payments on, and the gross proceeds of dispositions of, debt instruments issued after March 18, 2012 that give rise to U.S.-source interest, unless various U.S. information reporting and due diligence requirements have been satisfied. These requirements, which are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, generally relate to ownership by U.S. persons of interests in or accounts with such entities. If the securities were recharacterized as debt instruments, they would give rise to U.S.-source interest and so would generally be subject to this regime if issued after March 18, 2012 unless an exception is provided under future guidance. Non-U.S. purchasers of securities issued after March 18, 2012 should consult their tax advisers regarding the possible implications of this legislation for their investment in the securities.

As described above under “— Tax Consequences to U.S. Holders — Possible Alternative Tax Consequences of an Investment in the Securities,” in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which may include the securities. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require non-U.S. holders to accrue income, subject to withholding tax, over the term of the securities, possibly on a retroactive basis. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including the issues presented by the 2007 notice.

Backup Withholding and Information Reporting

The proceeds received from a sale, exchange or retirement of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer identification number, if you are a U.S. holder) or meet certain other conditions. If you are a non-U.S. holder and you provide a properly executed IRS Form W-8BEN or W-8ECI, as applicable, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

USE OF PROCEEDS; HEDGING

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities as more particularly described in “Use of Proceeds” in the accompanying prospectus. The original Issue Price of the securities includes each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the securities which commissions, as to agents affiliated with us, may include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.

On or prior to the date of the relevant pricing supplement, we, through our affiliates or others, may hedge some or all of our anticipated exposure in connection with the securities by taking positions in the Underlying Stock or instruments whose value is derived from the Underlying Stock. While we cannot predict an outcome, such hedging activity or our other hedging or investment activity could potentially increase the price of the Underlying Stock on any Trading Day as well as the Initial Stock Price, and, therefore, effectively establish a higher price at which the Underlying Stock must trade for you to receive at maturity of the securities the Face Amount of your securities. Similarly, the unwinding of our or our affiliates’ hedges near or on a Valuation Date or Valuation Dates could decrease the Closing Price of the relevant Underlying Stock on such dates, which could have an adverse effect on the value of the securities. From time to time, prior to maturity of the securities, we may pursue a dynamic hedging strategy which may involve taking long or short positions in the Underlying Stock or instruments whose value is derived from the Underlying Stock. Although we have no reason to believe that any of these activities will have a material impact on the price of the Underlying Stock or the value of the securities, we cannot assure you that these activities will not have such an effect.

We have no obligation to engage in any manner of hedging activity and will do so solely at our discretion and for our own account. No security holder shall have any rights or interest in our hedging activity or any positions we may take in connection with our hedging activity.

UNDERWRITING (CONFLICTS OF INTEREST)

Under the terms and subject to the conditions contained in the Distribution Agreements entered into between Deutsche Bank AG and each of Deutsche Bank Securities Inc. (“DBSI“) and DBTCA, as agents, and certain other agents that may be party to either Distribution Agreement from time to time (each, an “Agent“ and, collectively with DBSI and DBTCA, the “Agents“), each Agent participating in an offering of securities has agreed to purchase, and we have agreed to sell, the Face Amount of securities set forth on the cover page of the relevant pricing supplement. Each Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant pricing supplement. DBSI, DBTCA and other Agents may allow a concession to other dealers as set forth in the relevant pricing supplement, or we may pay other fees in the amount set forth in the relevant pricing supplement. After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of DBSI. The net proceeds received from the sale of the securities will be used, in part, by DBSI or one of its affiliates in connection with hedging our obligations under the securities. The underwriting arrangements for any offering in which DBSI participates will comply with the requirements of NASD Rule 2720 of FINRA regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with NASD Rule 2720, DBSI may not make sales in offerings of the securities to any of its discretionary accounts without the prior written approval of the customer.

DBSI or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market. Secondary market offers and sales, if any, will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, DBSI may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, DBSI may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account. DBSI must close out any naked short position by purchasing the securities in the open market. A naked short position is more likely to be created if DBSI is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, DBSI may bid for, and purchase, securities in the open market to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. DBSI is not required to engage in these activities, and may end any of these activities at any time.

To the extent the total aggregate Face Amount of securities offered pursuant to a pricing supplement is not purchased by investors, one or more of our affiliates may agree to purchase for investment the unsold portion. As a result, upon completion of an offering, our affiliates may own up to approximately 10% of the securities offered in that offering.

No action has been or will be taken by us, DBSI, DBTCA or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement, other than in the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of this product supplement or the accompanying prospectus supplement, prospectus or pricing supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product supplement and the accompanying prospectus supplement, prospectus and pricing supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

THE UNDERLYING STOCK

In the relevant pricing supplement we will provide summary information regarding the businesses of the relevant issuer of the Underlying Stock based on publicly available documents. We have not participated in the preparation of, or verified, such publicly available information.

Companies with securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, DC 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC, 100 F Street, NE, Washington, DC 20549, at prescribed rates. In addition, information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information regarding the issuers of the Underlying Stock may also be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

This product supplement and the relevant pricing supplement relate only to the securities offered thereby and do not relate to the Underlying Stock or other securities of the issuers of the Underlying Stock. We have derived any and all disclosures contained in this product supplement and the relevant pricing supplement regarding the issuers of the Underlying Stock from the publicly available documents described above. In connection with the offering of the securities, we have not participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Underlying Stock. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph) that would affect the trading price of the Underlying Stock (and therefore the Stock Adjustment Factor) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Underlying Stock could affect the value of the shares of the Underlying Stock and, therefore, the trading prices of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the Underlying Stock.

We and/or our affiliates may currently or from time to time engage in business with the issuers of the Underlying Stock, including extending loans to, or making equity investments in, such issuers or providing advisory services to such issuers, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Underlying Stock or their issuers, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the Underlying Stock or their issuers, and these reports may or may not recommend that investors buy or hold the Underlying Stock. As a prospective purchaser of a security, you should undertake an independent investigation of the Underlying Stock or their issuers as in your judgment is appropriate to make an informed decision with respect to an investment in the securities.

We describe various risk factors that may affect the market value of your securities, and the unpredictable nature of that market value, under “Risk Factors” above.